UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

Commission File Number: 000-50029

CHINA HEALTH RESOURCE, INC.

(Name of Small Business Issuer in its Charter)

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Delaware	73-1629948
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

343 Sui Zhou Zhong Road

Sui Ning, Si Chuan Province, P.R. China

(Address of Principal Executive Offices)

+(86-825) 239-1788

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.02. Termination of Material Definitive Agreement.

With effect from December 15, 2008, China Health Resource, Inc. (“CHRI”) and Mr. Xiao Jian Lian (“Lessor”) agreed to terminate that certain Lease Agreement, entered into between CHRI and Lessor, dated as of June 29, 2007 (the “Lease Agreement”), with respect to the 3,600 square feet of leased property located at No. 75 Shu Yuan West Street, Jinjiang District, Chengdu City, Sichuan Province, 610000. In connection with the termination of the Lease Agreement, the 2,000 shares of Class B Common Stock of CHRI issued to Lessor as consideration for the Lease Agreement were cancelled. A description of the terms of the Lease Agreement was included in Item 8.01 of the Current Report on Form 8-K filed by CHRI on August 31, 2007 and, to the extent required by Item 1.02 of Form 8-K, that description is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 to Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
10.1	Cancellation of the Lease Agreement between China Health Resource, Inc. and Mr. Xiao Jian Lian (English Translation)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH RESOURCE, INC.

By: /s/ Wang, Jiayin

Wang, Jiayin

President

Dated: December 16, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Cancellation of the Lease Agreement between China Health Resource, Inc. and Mr. Xiao Jian Lian (English Translation)